EXHIBIT 1

EVIDENCE OF SIGNATORY AUTHORITY

Excerpt from Commercial Register of Novartis Pharma AG

Identification number	Legal status	Entry	Cancelled	Carried CH-270.3.004.604-7
				from: CH-270.3.004.604-7/b	1
CHE-106.052.527	Limited or Corporation	25.10.1989		on:

All data

In	Ca	Business name	Ref	Legal seat
1		Novartis Pharma AG	1	Basel
1		(Novartis Pharma SA) (Novartis Pharma Inc.)

CHE-106.052.527			Novartis Pharma AG		Basel	3
All data
In	Mo	Ca	Personal Data	Function	Signature
1			Rehm, Christian Jakob, von Illanz/Glion, in Muttenz	secretary (out of the board)	joint signature at two

CHE-106.052.527			Novartis AG		Basel	3
All data
In	Mo	Ca	Personal Data	Function	Signature
1			Thommen, Stefan, von Bubendorf, in Ramlinsburg		joint signature at two

Excerpt from Commercial Register of Novartis AG

Identification number	Legal status	Entry	Cancelled	Carried CH-270.3.002.061-2
				from: CH-270.3.002.061-2/a	1
CHE-103.867.266	Limited or Corporation	01.03.1996		on:

All data

In	Ca	Business name	Ref	Legal seat
1		Novartis AG	1	Basel
1		(Novartis SA) (Novartis Inc.)

CHE-103.867.266			Novartis AG		Basel	3
All data
In	Mo	Ca	Personal Data	Function	Signature
1			Rehm, Christian Jakob, von Illanz/Glion, in Muttenz		joint signature at two

CHE-103.867.266			Novartis AG		Basel	3
All data
In	Mo	Ca	Personal Data	Function	Signature
1			Eichhorn, Felix, von Basel, in Basel		joint signature at two